Exhibit 99.2

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
ELGX - Preliminary Q3 2014 Endologix Inc Earnings Call

EVENT DATE/TIME: SEPTEMBER 29, 2014 / 12:00PM GMT

Exhibit 99.2

CORPORATE PARTICIPANTS
Zack Kubow The Ruth Group - IR
John McDermott Endologix, Inc. - Chairman and CEO
Shelley Thunen Endologix, Inc. - CFO and Secretary

CONFERENCE CALL PARTICIPANTS
Matt Blackman Stifel Nicolaus & Company - Analyst
Joanne Wuensch BMO Capital Markets - Analyst
Steven Lichtman Oppenheimer & Co. - Analyst
Chris Cooley Stephens Inc. - Analyst
Matt Keeler Credit Suisse - Analyst
Chris Pasquale JPMorgan - Analyst

PRESENTATION

Operator

Greetings, and welcome to the Endologix conference call. (Operator Instructions). As a reminder, this conference is being recorded.

I would now like to turn the conference over to our host, Mr. Zack Kubow of the Ruth Group. Thank you, sir. You may begin.

Zack Kubow - The Ruth Group - IR

Thanks, operator, and thanks, everyone, for participating in today's call. This morning, Endologix issued three press releases announcing the LEOPARD clinical trial, completion of patient enrollment in the Nellix Global Registry, and preliminary third-quarter 2014 revenue results and updated 2014 financial guidance. These press releases are available on Endologix's website.

Joining me from the Company are John McDermott, Chief Executive Officer, and Shelley Thunen, Chief Financial Officer. This call is also being broadcast live over the Internet at www.Endologix.com, and a replay of the call will be available on the Company's website for 30 days.

Before we begin, I would like to caution listeners that comments made by management during this conference call will include forward-looking statements within the meaning of federal securities laws. These forward-looking statements involve material risks and uncertainties. For a discussion of risk factors, I encourage you to review the Endologix Annual Report on Form 10-K, and subsequent reports as filed with the Securities and Exchange Commission.

Furthermore, the content of this conference call contains time-sensitive information that is accurate only as of the date of the live broadcast, September 29, 2014. Endologix undertakes no obligation to revise or update any statements to reflect events or circumstances after the date of this call.

With that said, I'd like to turn the call over to John McDermott.

John McDermott - Endologix, Inc. - Chairman and CEO

Exhibit 99.2

Thanks, Zack, and thank you, everyone, for joining us this morning. The purpose of the call today is the give you an update on our anticipated sales results for the third quarter and our updated financial guidance for the full year. We also want to describe our new DURAPLY ePTFE graft material, tell you about the LEOPARD clinical trial, and give you an update on our Nellix clinical studies. We will still have a Q3 call on October 30, but felt it was important to give you an interim update.

Starting with the third quarter, we expect our global revenue will approximately $37 million, which represents growth of 11% compared to the prior year. These results reflect anticipated seasonality, plus increased competition in the US.

During the quarter, we also began to experience some softness in Japan with our previous-generation IntuiTrak product line. We expect this softness to continue until we launch AFX in Japan, which is anticipated in the second half of 2015.

The good news is that Nellix continues to perform extremely well, with a significant amount of physician interest, so we expect to see nice growth from Europe in the fourth quarter. In our early experience so far in Europe, for the physicians using Nellix, we have about 25% of their business. For those physicians who have had access to the technology for a year, we are above 50% of their case volumes. We think this is a good indication of the market potential for Nellix, and look forward to making the technology available to more physicians in Europe in the coming months.

Based upon lower anticipated sales in the US and Japan, we are updating our revenue guidance for the full year, and now expect annual growth of 10% to 12%. Shelley will provide a review of our Q3 preliminary results and updated guidance in a few minutes.

This morning, we also announced the introduction of a new graft material called DURAPLY. DURAPLY is an advanced, proprietary ePTFE processing technology that optimizes strength and conformability for our AFX endovascular AAA system. While our existing graft material and AFX platform achieved good overall clinical results, we have had reports of Type IIIb endoleaks at the rate of 0.2%. Although this rate is comparable with other devices, we decided to proactively make the switch to DURAPLY to provide the latest biomaterials technology to our physicians and their patients.

In conjunction with the introduction of DURAPLY, we also announced this morning a new clinical trial called LEOPARD. LEOPARD is the first-ever randomized, head-to-head EVAR study. The acronym stands for Looking at EVAR Outcomes by Primary Analysis of Randomized Data. The study will provide a real-world comparison of the AFX system versus other commercially available EVAR devices.

Based upon our clinical experience to date, we believe AFX is well-positioned to demonstrate excellent outcomes compared to the other devices. In fact, just this month new clinical data was presented on AFX at the Western Vascular Meeting, which highlighted a low overall endoleak rate and very good results treating complex anatomies. A summary of these results, along with other study data, is available on our website.

The LEOPARD study is designed to enroll 600 patients at 60 leading centers throughout the United States. The centers will be a mix of current and new Endologix customers, with each site selecting one competitive device to randomize against AFX. The clinical endpoints of the trial are treatment success at one year, defined by acute procedural success and freedom from an aneurysm rupture, conversion to open surgical repair, endoleaks, device migration, aneurysm enlargements, and secondary endovascular procedures.

The LEOPARD study is being led by an independent steering committee of thought leading physicians who will be involved with the study and responsible for presenting the results over the five-year follow-up period.

On a broader scale, the LEOPARD study complements our ongoing Nellix activities, and positions us as the only company with compelling technology and clinical evidence in both EVAR and EVAS. This dual-platform approach is fundamental to our market leadership strategy to provide physicians with the broadest range of aortic technologies to treat their patients.

Now turning to Nellix, this morning we also announced completion of patient enrollment in the Nellix EVAS FORWARD Global Registry. We began the registry in October 2013 and have completed enrollment of all 300 patients this month, well ahead of our goal to complete enrollment by the end of this year. We believe this rapid enrollment in the registry is indicative of a strong physician interest in Nellix, and the ability of the technology to treat a wide range of aortic anatomies.

Exhibit 99.2

Interim results from the Registry are expected to be presented at the VEITH symposium this November. We believe the Registry data will provide a real-world clinical results to further demonstrate the effectiveness and broad applicability of the Nellix technology.

In the US, we also continued to make excellent progress with the EVAS FORWARD IDE clinical trial, which has now enrolled 125 patients and remains on track to complete enrollment by the end of this year. The enthusiasm among the US investigators is very high, and we anticipate moving into our continued access phase of the study in 2015 while we work with the FDA on the PMA.

With that, I'd like to hand the call over to Shelley Thunen for her financial review. Shelley?

Shelley Thunen - Endologix, Inc. - CFO and Secretary

Thank you, John. I will begin with a review of our preliminary revenue results for the quarter. Total sales in the third quarter of 2014 are expected to be approximately $37 million, an increase of 11% as compared to the third-quarter 2013 revenue of $33.3 million.

US revenue will be approximately $27 million, an increase of 2% compared to the third quarter of 2013. International revenue will be approximately $10 million, an increase of 47% as compared to the third quarter of 2013. The international sales increase was primarily attributable to strong growth of Nellix sales in Europe, partially offset by softness in Japan.

While European revenues were up substantially from the third quarter of 2013, as anticipated, we did experience seasonality, so sales in Europe were down sequentially from the second quarter of this year. Again, in the fourth quarter we expect robust growth in Europe as we begin the full commercial launch of Nellix.

Turning to guidance, based on preliminary third-quarter 2014 results and current outlook for the remainder of the year, we are updating our full-year 2014 guidance as follows. We expect full-year revenue in the range of $145 million to $148 million, representing growth of 10% to 12% from 2013. This compares to previous guidance of $148 million to $152 million.

We expect US revenue of $104 million to $106 million, representing growth of 1% to 3%. This compares to previous US guidance of $107 million to $109 million, with the decreased driven by increased competition in the US.

We expect international revenue of $41 million to $42 million, representing growth of 40% to 43%. This compares to previous international guidance of $41.5 million to $43 million. The primary driver of international growth continues to be Nellix in Europe, offset in part by softness in Japan.

We experienced a nice uptick in the US in the second quarter above the first quarter, and reset our numbers accordingly. Unfortunately, Q3 was lighter than expected, and we have struggled to regain our momentum, so we feel it's appropriate to adjust our numbers. While we were disappointed with these results, we believe that sales growth in the US will improve.

We expect full-year gross margin of approximately 72% compared to previous guidance of 73% to 75%. The driver of the reduced gross margin expectation is the $4.5 million inventory write-off associated with the introduction of the new DURAPLY ePTFE material.

The decreased revenue guidance and inventory write-off will affect our bottom line by approximately $0.03 and $0.07 per share, respectively. Accordingly, our GAAP net loss per share, adjusted net loss per share, and adjusted EBITDA guidance have all been reduced by $0.10 per share, which equates to a bottom line of GAAP net loss per share of $0.34 to $0.40; adjusted net loss per share -- which excludes Nellix contingent consideration and convertible debt expense -- of $0.37 to $0.43 per share; adjusted EBITDA per share of negative $0.20 to negative $0.26 per share.

Given our significant growth opportunities, we expect to continue investing in the business in 2015. These investments will be focused on building robust clinical evidence to drive adoption, developing a next-generation device to treat complex AAAs, continuing enhancements to the Nellix system, and expanding our direct sales forces in the US and Europe.

Exhibit 99.2

While it is premature for us to give 2015 guidance, it is appropriate for us to inform investors that we currently expect higher losses in 2015 than 2014 as we invest to maximize our revenue growth opportunity.

We are also updating of 2014 cash expectation. We expected to end 2014 with approximately $100 million to $104 million in cash, using between $22 million and $26 million for the year. This compares to our previous expectation to end the year with between $101 million and $106 million in cash. 2014 cash use includes approximately $12 million in capital expenditures, primarily for leasehold improvements and equipment for our new facility in Irvine to support our current and expected revenue growth; and an increase in working capital for accounts receivable and inventory, consistent with our growth.

We still expect to have cash of over $100 million at year end, which we believe will be sufficient to continue to fund the business in future years.

John, back to you.

John McDermott - Endologix, Inc. - Chairman and CEO

Thanks, Shelley. Although we have faced increased headwinds this year in the US, we expect to see gradual improvement with the recently presented AFX clinical results, our new DURAPLY material, and the 18% increase in reps and clinical specialists in the US by the end of this year, the LEOPARD comparative clinical study, and the introduction of AFX3 in the second half of next year.

AFX3 is expected to replace the current AFX bifurcated system and is designed to reduce procedure steps and further simplify EVAR. We also expect our results to improve in Japan next year when we receive regulatory approval for AFX. While we are executing these plans in the US and Japan, we will be expanding our customer base with Nellix in Europe, which represents a huge growth opportunity.

So despite the guidance adjustments, we remain very bullish on our continued growth prospects, and are pleased with the progress in our clinical programs. We believe that Nellix is the biggest breakthrough in the treatment of abdominal aortic aneurysms since the introduction of EVAR, and are building the clinical evidence to drive significant market share adoption.

Now with the initiation of the LEOPARD clinical trial, we will be positioned to demonstrate our competitive advantages in both EVAS and EVAR, and provide physicians and their patients with the broadest range of endovascular aortic devices in the world.

With that, let's open it up for questions. Operator?

QUESTION AND ANSWER

Operator

(Operator Instructions). Rick Wise, Stifel.

Matt Blackman - Stifel Nicolaus & Company - Analyst

Hi, guys. It's Matt Blackman in for Rick. So, a couple of questions. First, obviously, on the US, can you help us understand a little bit better the dynamics you are facing? Obviously you faced some issues late last year and early this year; seemed to have recovered a little bit. But are we now seeing this competitive trialing turning into real loss share? Is that what's going on? And I'll have a follow-up question after that.

Exhibit 99.2

John McDermott - Endologix, Inc. - Chairman and CEO

Yes, Matt, we expected some seasonality in Q3. And I thought we would then start to get a little bit of rebound in September, and it just was softer than we anticipated. So, I think we've got to just keep in mind that, compared to 12 to 18 months ago, there's about 100 new EVAR reps in the marketplace, so there's a lot more reps and clinical specialists standing in front of doctors asking for their cases. And that effect has just slowed down a little bit of our anticipated growth.

That being said, we feel like we've got, as I mentioned a minute ago, several good initiatives to drive growth, moving forward.

Matt Blackman - Stifel Nicolaus & Company - Analyst

Okay, that's helpful. Should we -- and I don't know if John or Shelley you want to chime in on this -- but is this low-single-digit growth until we get AFX3 and Nellix in the US? Is that the way we should be thinking about the US business growing in the near future?

John McDermott - Endologix, Inc. - Chairman and CEO

I think it's a reasonable expectation right now. We are setting our internal bars higher than that, of course, but I think that's a reasonable way to think about it. So the more significant growth will come outside the US with Nellix adoption. And in the US, with these initiatives that we mentioned a minute ago, I think we can get above market, but using benchmarking market is not a bad way to think about it.

Matt Blackman - Stifel Nicolaus & Company - Analyst

Okay, and then one final question. Shelley, what percent of -- I don't know how you want to break it out, but trying to think about Japan -- what percent of Asia-Pac is Japan or what percent of the topline in total is Japan?

Shelley Thunen - Endologix, Inc. - CFO and Secretary

If you look at our annual revenues and look at total Japan, Japan has run historically around 5% of total revenue. So run more like the 4% range this year and probably next year; maybe a little lower as the other markets increase at a faster pace.

Matt Blackman - Stifel Nicolaus & Company - Analyst

Okay, that's great. Thanks.

Operator

Joanne Wuensch, BMO Capital Markets.

Joanne Wuensch - BMO Capital Markets - Analyst

Can you describe a little bit about where Nellix is in Europe? And now that you have manufacturing up and going, can we offset some of the sales loss in the United States with maybe accelerated sales loss -- or sales gains internationally with Nellix? What does it take for Nellix to really start ramping up there? Thank you.

Exhibit 99.2

John McDermott - Endologix, Inc. - Chairman and CEO

Sure. So we just recently pulled our European team together for refreshed training and updated tools and materials to begin a broader introduction of the Nellix technology. So it's very early; this is just after the European holiday, so it's a little early for me to provide much detail perspective on that.

I can tell you there's a lot of enthusiasm amongst the European team to get out there. So, at our expectation is that we will put up attractive growth numbers in Europe while we slug through the challenges we've had in the US.

Having said that, I do think we've got a nice lineup of independent growth initiatives scheduled for the US, which is why we feel good about being able to grow at market or better.

Joanne Wuensch - BMO Capital Markets - Analyst

And as a follow-up, of the US lowered guidance, how should we think about how much of that is associated with competition, and how much of it is associated with the AFX materials? Thank you.

John McDermott - Endologix, Inc. - Chairman and CEO

Yes, I would say they are interrelated. We wouldn't be able to put a number on the AFX material, per se. Again, with a 0.2% rate, it's a small number. For those physicians who have experienced that kind of an endoleak, it does impact our business. But again, on a relative scale, it's a pretty small number. I would just categorically say that our growth challenges are much more about competition than anything else.

Joanne Wuensch - BMO Capital Markets - Analyst

Thanks.

Operator

Steven Lichtman, Oppenheimer.

Steven Lichtman - Oppenheimer & Co. - Analyst

John, just wondering your thoughts on the US market. Have there been any changes in your thoughts there, or is the delta really all competition? Do you still think it's growing -- I think you've said 3% to 4%. Are you feeling that maybe that's softer, as well?

John McDermott - Endologix, Inc. - Chairman and CEO

We don't have any data that would suggest different than that, Steve. We don't buy market data more than once a year, so that's our current best estimate. We just completed our five-year plan, and we assumed more conservatively on the pricing side. So we do see those rates, on a dollar basis, being a little bit lower than that on a move-forward basis. But I feel at this point don't have any -- we don't have any concrete evidence that the market isn't still growing in that 3% to 4% range in the US. So I would attribute it to competition.

Steven Lichtman - Oppenheimer & Co. - Analyst

And are you seeing any incremental pricing at this point, or more anecdotal and just anticipating and looking forward?

Exhibit 99.2

John McDermott - Endologix, Inc. - Chairman and CEO

More anecdotal. Our pricing has been stable this year. But it's just hard to ignore all of the discussion and activity in the marketplace with the hospitals looking for ways to save money. So we just want to be prudent in our forecasting and assume some erosion moving forward.

Steven Lichtman - Oppenheimer & Co. - Analyst

Okay. And then my second question, Shelley, I think you mentioned for next year we should anticipate net loss higher than this year. You're obviously making a big investment this year in terms of salesforce, and you are accelerating the salesforce I think this year in the US. So, qualitatively, what are the things that we should be assuming for next year that are going to -- that are that incremental spend? Thanks.

Shelley Thunen - Endologix, Inc. - CFO and Secretary

First of all, we will spend very little on LEOPARD this year as we initiate it, and that is in our guidance. But LEOPARD trial at 60 sites, 600 patients initiation, is typically the most money that you'll spend. We'll follow the Nellix patients for --both in Europe as well as in the US for five years, so you're going to have some significant expense there. We'll continue to invest in R&D with Nellix improvements.

We are committed to the complex aneurysm space as well, and that will be some investment next year. And we will continue to add salespeople. We increased the number in the US to 100 by the end of the year. We will continue to add people in Europe as well, and invest in the European initiatives to drive growth, so we do expect heavier investment even in 2015 than we have experienced in 2014. And certainly part of that is all of the initiatives to accelerate growth in the US.

Steven Lichtman - Oppenheimer & Co. - Analyst

Okay, thank you.

Shelley Thunen - Endologix, Inc. - CFO and Secretary

John, do you have anything?

John McDermott - Endologix, Inc. - Chairman and CEO

No, the only other thing is in addition to the activities Shelley mentioned, we do expect to continue enrolling patients in the Nellix US trial through continued access. So although that was an investment this year, that's one that we think is important to continue next year. And the physicians who are using the device and have access to the technology now are very passionate about continuing to have it available for their patients.

Steven Lichtman - Oppenheimer & Co. - Analyst

Okay, got it. Thanks, guys.

Operator

(Operator Instructions). Chris Cooley, Stephens Inc.

Exhibit 99.2

Chris Cooley - Stephens Inc. - Analyst

Just two quick questions. When you talked about the LEOPARD study, could you come back up a little bit more there with some more color? And I apologize if I missed this -- you said 60 centers all in the United States, both current and new users. Could you help us get a little bit of a better feel there for how many of these sites are new sites for Endologix or basically greenfield territory, and how quickly you expect this to enroll? And then I have a follow-up. Thanks.

John McDermott - Endologix, Inc. - Chairman and CEO

Yes, Chris, so we have not picked the sites yet. Obviously we've got an active list that we're working on. We wanted to maintain confidentiality of this initiative. Since there's never been a trial like this done, we felt it was important to keep it quiet until we announced it.

There will be a very active site contact effort going on in the near-term. I would expect it will be a combination of a new and existing, but the profile is going to be just busy centers who are active and interested in clinical research.

We certainly expect some incremental cases from it. And I also think that in addition to the incremental cases related to the trial, that we will have an opportunity to develop some new and important physician relationships. So we think this is going to be positive for the US business.

Chris Cooley - Stephens Inc. - Analyst

Okay. And I'm sorry, just to clarify, though, have you set any parameters for when you hope to have this enrolled by?

John McDermott - Endologix, Inc. - Chairman and CEO

Yes, sorry, I didn't answer that part of your question. We're estimating the middle of 2016. So we think it will take about 18 months, assuming we began enrollment in the first quarter of 2015.

Chris Cooley - Stephens Inc. - Analyst

Okay. And then, I apologize -- I just want to go back in a little bit on the softness in the fourth quarter. When you talked about softness in Japan and then continued competitive dynamics in the States, if I'm looking at the model right -- at least from our estimates -- the preponderance of that has to be coming from competitive headwinds, I'm assuming again in the States.

So, could you tell us what you're seeing that's maybe different versus your initial expectations? Because I know you had thought about a number of the Cook accounts rolling off over time. You'd seen some competitive trialing from some new entrants. I'm just curious, are we all too aggressive in our models? Or is there something that's been a little bit more pronounced here as we've come through the back half of the year so far? Thanks.

John McDermott - Endologix, Inc. - Chairman and CEO

Yes, Chris, I think Shelley touched on this, is we had a nice bounce-back in Q2. And then when we updated our full-year forecast, we made certain assumptions. We did expect some seasonality in Q3, but didn't see quite the momentum that we had started to build in Q2; we didn't see that continue. So we just want to be a little bit more cautious as we look out for finishing the year. I wouldn't say anything has changed, other than we're just getting deeper into the year and getting more clarity on a week-to-week basis.

One thing to point out, although it isn't different year-over-year, it is different sequentially, as we forecast and track our sales on a sales day. There are fewer selling days in Q4 than there are in Q3. It's not a huge number, but in terms of sequentially, it represents about $1.3 million from Q3 to Q4 -- although, as I mentioned, that is comparable to Q4 2013 -- but just to give you a perspective as you look at Q3 to Q4.

Exhibit 99.2

So we just want to make sure we are forecasting -- I don't want to say conservatively, to have you read anything into that -- but we want to be somewhat cautious as we finish the year here, and queue up these growth initiatives for next year.

Chris Cooley - Stephens Inc. - Analyst

Understood, thank you.

Operator

Matt Keeler, Credit Suisse.

Matt Keeler - Credit Suisse - Analyst

Can you remind us how many centers in Europe have been trained on Nellix to date, and where that can go in the next 12 to 15 months?

John McDermott - Endologix, Inc. - Chairman and CEO

Yes, Matt, we're approaching around 100 centers is our target for the end of this year, and we're right now on track to accomplish that. We have not yet communicated a number of centers for next year. We certainly, with the status of the team and the people that we're hiring, it wouldn't be unrealistic for us to almost double that next year, I would say. But as we get ready to give our 2015 guidance, we can maybe get a little bit more detail there.

Matt Keeler - Credit Suisse - Analyst

Okay, thanks. And then what about the number of Nellix units in Europe in the third quarter?

Shelley Thunen - Endologix, Inc. - CFO and Secretary

We had about 500 cases in Europe in the second quarter. What we have said, although we've not set cases yet, is that while we had a really nice uptick in growth quarter-over-quarter, sequentially we're down from the second quarter, but not substantially.

Matt Keeler - Credit Suisse - Analyst

Okay.

John McDermott - Endologix, Inc. - Chairman and CEO

And that was anticipated. We haven't seen any surprises out of Europe at all, actually.

Shelley Thunen - Endologix, Inc. - CFO and Secretary

Yes, it's just seasonality in Europe, which we expected. And I think we guided to that previously.

Exhibit 99.2

Matt Keeler - Credit Suisse - Analyst

Okay. Thanks for taking the questions.

Operator

Chris Pasquale, JPMorgan.

Chris Pasquale - JPMorgan - Analyst

John, earlier in the year you had said that you hoped that the VELA launch and increased PEVAR training would help get your US business back on track. And it seemed like that we were maybe seeing some signs of that in 2Q, but now that momentum has dropped off. At this point, do you think it's prudent to expect the weakness in your US business to persist until you launch Nellix? Or do you see other catalysts that could provide an inflection point?

John McDermott - Endologix, Inc. - Chairman and CEO

No, I think there is actually five independent growth initiatives that are going to contribute. I can't tell you how much each one of these initiatives is going to contribute, but let me take you through them real quick, because I think they're meaningful.

So we just had this new AFX clinical data; it was just presented this last week, so it is hot off the press. It reflects a low Type Ia endoleak rate, and an extremely low rate of Type II endoleaks. To put that in perspective, our -- this is core lab adjudicated clinical data. Our Type II endoleak rate is 5.5%, which compares to peer-reviewed literature from the other devices between 17% and 34%. So, we are 3 to 5 times less or lower in terms of Type II endoleaks. And, again, these results are included in the investor presentation. So our team is just getting this data now to get out into the field and share it with physicians.

The introduction of DURAPLY we also think will be a contributor. Although the Type IIIb endoleak rate is very low, for those physicians who have had a leak it has impacted our business there. So we think that that new material represents an opportunity to rebuild some confidence and get the best clinical outcomes possible.

Number three, the LEOPARD study. So, again, we think this study gives us access to some new accounts and enables us to grow in other existing accounts. As Shelley mentioned, we're also increasing the size of the US sales team by 18% this year.

And then lastly, next year, we're launching AFX3 in the second half of the year. So those are five different, dedicated activities to drive growth in the US. And I think that will give us some lift between now and Nellix.

Chris Pasquale - JPMorgan - Analyst

Okay, that's helpful. And then can you just go into some more detail on the advantages of DURAPLY? How big a difference will physicians actually notice in the graft in terms of deliverability, if at all, as this rolls out? And is there any difference in terms of production cost for you?

John McDermott - Endologix, Inc. - Chairman and CEO

Yes, it's a good question. First of all, in terms of cost, there's no difference. In terms of physician procedure, they really won't notice the difference. The graft material maintains the same conformability that our previous material had; it's just stronger. And, again, at 0.2%, this is kind of like trying to find a needle in a haystack. But as we were developing the material, it surprised us, frankly, that it was so good. And we just felt like we needed to go ahead and accelerate the transition.

Exhibit 99.2

Chris Pasquale - JPMorgan - Analyst

Thanks, John.

Operator

Thank you. Mr. McDermott, there are no further questions at this time.

I'd like to turn the floor back over to you for any closing remarks.

John McDermott - Endologix, Inc. - Chairman and CEO

All right. Well, thank you, everyone. I'd like to -- for joining us on the call today and for your interest in Endologix. We look forward to speaking to you again on our October 30 conference call, and our investor meeting in New York on November 20. Have a good day.

Operator

Thank you. This concludes today's teleconference. You may disconnect your lines at this time. Thank you for your participation.

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